Exhibit 3.387

AMENDED AND RESTATED

B Y L A W S

OF

WINDMOOR HEALTHCARE, INC.

ARTICLE I

NAME AND OFFICES

Section 1. Name. The name of the corporation shall be Windmoor Healthcare, Inc. (the “Corporation”).

Section 2. Offices. The registered office of the Corporation shall be in the State of Florida. The Corporation may also have offices at such other places both within and without the State of Florida as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Place and Time of Meetings. All meetings of shareholders shall be held at such place either within or without the State of Florida as may be fixed from time to time by the shareholders and stated in the notice of the meeting.

Section 2. Annual Meetings. Annual meetings of shareholders shall be held such date and time as shall be designated from time to time by the shareholders.

Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or a majority of the Board of Directors, or at the request in writing of shareholders owning not less than twenty percent (20%) of all the shares entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

Section 4. Notice of Annual and Special Meetings. Written notice of the annual meeting stating the place, day and hour of the meeting shall be given to each shareholder not less than ten days before the date of the meeting. Unless otherwise required by statute, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in the notice of the meeting.

Section 5. Waiver of Notice. Attendance of a shareholder at any meeting shall constitute a waiver of notice of such meeting, except where a shareholder attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6. Quorum and Voting.

(a). The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. In the case of any meeting called for the election of Directors, those who attend the second of such adjourned meetings, although less than a quorum as fixed herein, shall nevertheless constitute as quorum for the purpose of electing Directors.

(b). When a quorum is present at any meeting, the vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by statute or the Articles of Incorporation.

(c). Unless otherwise provided in the Articles of Incorporation, each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

(d). In all elections for Directors, every shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares of stock owned by him, for as many persons as there are Directors to be elected, or to cumulative the vote of said shares, and give one candidate as many votes as the number of Directors multiplied by the number of his shares of stock shall equal, or to distribute the votes on the same principle among as many candidates as he may see fit.

Section 7. Action by Written Consent. Unless otherwise provided by statute or in the Articles of Incorporation, any action required to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III

DIRECTORS

Section 1. Number and Qualification. The number of Directors which shall constitute the whole board shall not be less than three nor more than ten. Directors need not be residents of the State of Florida nor shareholders of the Corporation. The Directors shall be elected at the annual meeting of the shareholders, and each Director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified.

Section 2. Powers and Duties. The business affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are authorized by statute or by the Articles of Incorporation or by these Bylaws or as otherwise directed or required to be exercised or done by the shareholders.

Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A Director elected to fill a vacancy, or a newly created directorship, shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

Section 4. Removal of Directors. Directors may be removed by a majority of shares entitled to vote at anytime without cause.

Section 5. Compensation. The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all Directors for services to the Corporation as Directors, officers, or otherwise.

Section 6. Place and Time of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Florida as may be fixed from time to time by the Board of Directors and stated in the notice of the meeting.

Section 7. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board.

Section 8. Special Meetings. Except as otherwise provided by statute or the Articles of Incorporation, special meetings of the Board of Directors may be called by the President, Secretary, or upon the written request of at least two (2) Directors.

Section 9. Notice of Regular and Special Meeting. Regular meetings may be held upon such notice as determined by the Board. Special meetings require at least four (4) days notice unless a greater period is required by law. Unless required by statute, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 10. Waiver of Notice. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 11. Quorum and Voting. A majority of the Board of Directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the Articles of Incorporation. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of Directors, then Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 12. Action by Written Consent. Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof.

Section 13. Participation by Conference Telephone. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors may participate in a meeting of the Board of Directors, by means of conference telephone or similar communications equipment provided all persons participating in the meeting can hear and communicate with each other, and such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 14. Proxy Voting. Any Director absent from a meeting may be represented by any other Director or shareholder, who may cast the vote of the absent Director according to the written instructions, general or special, of said absent Director, filed with the Secretary.

Section 15. Committees. The Board of Directors, by resolution adopted by a majority of the Board of Directors, may designate one or more committees. Committees shall exercise such powers and duties as delegated to such committees by resolution of the Board. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors, but the President may designate another Director to serve on the committee pending action by the Board.

Section 16. Advisory Committees. The Board of Directors may appoint one or more advisory committees. Advisory committee membership may consist of Directors only, Directors and nondirectors, or nondirectors only, and also may include nonvoting members and alternate members. The chairman and members of advisory committees shall be appointed by the President of the Corporation. Advisory committees shall have no legal authority to act for the Corporation, but shall report their findings and recommendations to the Board of Directors.

ARTICLE IV

BOARD OF GOVERNORS

Section 1. Delegation of Authority. Subject to the reserved powers of the Board of Directors of the Corporation as set forth in these Bylaws or by state or federal law, the Board of Directors of the Corporation hereby delegates authority for the operation and management of health care facilities owned by the Corporation to a Board of Governors, including the credentialing and appointment of the Medical Staffs of facilities owned by it.

Section 2. Reserved Powers. Notwithstanding the foregoing, the following corporate actions shall require the approval of the Board of Directors of the Corporation:

(a)	Appointment and removal of members of the Board of Governors;

(b)	Appointment and removal of the officers of the Corporation;

(c)	Compensation of the officers of the Corporation;

(d)	Adoption of and amendment to the Bylaws of the Corporation;

(e)	The merger with, acquisition or sale of, the Corporation to any other corporate entity or person;

(f)	The sale, lease, encumbrance or other disposition of substantially all of the assets of the Corporation or any facility or division operated by the Corporation;

(g)	Any plan of division of the Corporation;

(h)	A filing for bankruptcy or insolvency, dissolution or liquidation of the Corporation;

(i)	Expansion of the purposes of the Corporation as currently set forth in the Corporation’s Bylaws and its Articles of Incorporation;

(j)	Commencement or cessation of a business activity that is inconsistent with the purposes of the Corporation as set forth in the Corporation’s Articles of Incorporation and the Corporation’s Bylaws;

(k)	Approval of and amendments to the annual operating and capital budgets of the Corporation;

(l)	Expenditures in excess of the Corporation’s approved annual operating budget;

(m)	Incurrence of indebtedness in excess of $100,000, individually, or in the aggregate in any given year;

(n)	Any single contractual commitment with an annual payment obligation (principal plus interest) in excess of $100,000;

(o)	Any collective contractual commitments with a single person or entity (including its affiliates) with annual payment obligations in excess of $100,000 in the aggregate; and

(p)	Transactions imposing personal obligations on the Board of Directors of the Corporation.

ARTICLE V

NOTICES

Section 1. Method and Manner. Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any Director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing by telephone, by mail, electronic mail, facsimile transmission, addressed to such Director or shareholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.

Section 2. Waiver. Whenever any notice is required to be given under the provisions of statute or under the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE VI

OFFICERS

Section 1. Generally. The officers of the Corporation shall be elected annually by the Board of Directors and shall be a President, a Vice-President, a Secretary and a Treasurer. The Board of Directors may also elect additional Vice-Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Unless otherwise provided in the Articles of Incorporation or these Bylaws, any two (2) of these offices may be combined in one person, provided that no person holding more than one office may sign, in more than one capacity, any certificate or other instrument required by law to be signed by two officers. Officers are not required to be members of the Board of Directors.

Section 2. Election. The Board of Directors at its first meeting after each annual meeting of shareholders shall elect a President, one or more Vice-Presidents, a Secretary and a Treasurer and, if desired, Assistant Treasurers and Assistant Secretary.

Section 3. Agents. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4. Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 5. Term. The officers of the Corporation shall hold office until their successors are elected and qualified.

Section 6. Removal. Any officer elected by the Board of Directors may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors.

Section 7. Vacancies. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 8 . President. The President shall be the Chief Executive Officer of the Corporation, shall preside at all meetings of the shareholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute bonds, mortgages and other contracts requiring seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 9. Vice Presidents. The Vice-President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of and be subject to all the restrictions upon the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 10. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the Corporation and he/she or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his/her signature.

Section 11. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 12. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give this Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 13. Assistant Treasurers. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers, in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VII

CERTIFICATES FOR SHARES

Section 1. Shares Represented by Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by the President or a Vice-President and the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation. When the Corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

Section 2. Authorized Signatures. The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

Section 3. Lost/Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

Section 4. Transfers of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment of authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the Corporation.

Section 5. Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meetings, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Florida.

ARTICLE VIII

GENERAL PROVISIONS

Section 1. Dividends.

(a). Subject to the provisions of the Articles of Incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the Articles of Incorporation.

(b). Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the Corporation.

Section 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 5. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Florida.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Section 6. Indemnification. The Corporation, to the full extent permitted by the laws of the State of Florida, shall (i) indemnify any person (and his heirs and legal representations) made or threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation or serves or served with another Corporation, partnership, joint venture or other enterprise at the request of the Corporation and (ii) provide to any such person (and his heirs and legal representatives) advances for expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such-person (and his heirs and legal representatives, if applicable) to repay such advances unless it shall be ultimately determined that he is entitled to indemnification by the Corporation.

ARTICLE IX

AMENDMENTS

Section 1. These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board, unless a different vote or the approval of the shareholders is required by statute or the Corporation’s Articles of Incorporation.

Effective Date: January 1, 2011